                                                                    EXHIBIT 23.9

                                    CONSENT

     The undersigned hereby consents to the reference of his name in the Joint Proxy Statement and Prospectus forming a part of this registration statement on Form S-4 of National Energy Group, Inc. and all amendments thereto, and consents to serve as a director of National Energy Group, Inc. if the NEG Equity Private Placement with High River Limited Partnership, and all transactions related thereto, are consummated.


                                                /s/  ROBERT J. MITCHELL


                                            ------------------------------------
                                                     Robert J. Mitchell


August 6, 1996